UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2008 (February 22, 2008)

Pennsylvania Commerce Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(717) 412-6301

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

On February 22, 2008, the Board of Directors of Pennsylvania Commerce Bancorp, Inc. (the “Company”) ratified the following items approved by the Company’s Compensation Committee:

● 2007 cash bonus and stock option grants for the Company’s Chief Executive Officer, Chief Financial Officer and Named Executive Officers:

Name	Title	Cash Bonus	Stock Options Grants[1]
Gary L. Nalbandian	Chairman, President and Chief Executive Officer	$50,000	32,000
Mark A. Zody	Executive Vice President and Chief Financial Officer	$20,000	11,000
Rory G. Ritrievi	Executive Vice President and Chief Lending Officer	$20,000	12,000
James R. Ridd	Chief Credit Officer	$10,000	3,500
D. Scott Huggins	Senior Vice President and Chief Risk Officer	$10,000	3,500

1 Grants made pursuant to the Company’s 2006 Employee Stock Option Plan at an exercise price of $27.00, the market price on the date of grant.

● 2008 Base Salaries for the Company’s Chief Executive Officer, Chief Financial Officer and Named Executive Officers:

Name	Title	Base Salary
Gary L. Nalbandian	Chairman, President and Chief Executive Officer	$395,000
Mark A. Zody	Executive Vice President and Chief Financial Officer	$210,000
Rory G. Ritrievi	Executive Vice President and Chief Lending Officer	$240,000
James R. Ridd	Chief Credit Officer	$170,000
D. Scott Huggins	Senior Vice President and Chief Risk Officer	$150,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennsylvania Commerce Bancorp, Inc.
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(Registrant)

Date: February 28, 2008	/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer